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                          TRACK LEASE AGREEMENT 101696

         THIS AGREEMENT, made and entered into this 16th day of October, 1996, by and between DAKOTA, MINNESOTA & EASTERN RAILROAD CORPORATION, hereinafter called the "Company", and South Dakota Soybean Processors, hereinafter called the "Industry".

WITNESSETH:

         WHEREAS: The Company, in consideration of the agreements of the Lessee herein contained, hereby leases unto the Lessee, for a term of 12 months 1000 feet of track and land occupied thereby (hereinafter collectively called "Said Track") situated at Volga, SD, shown by yellow coloring on the drawing dated October 16, 1996, attached hereto and made a part hereof, said track extends between points A and B on attached print.

         WHEREAS: The Company is willing that said track shall be maintained and operated upon the terms and conditions herein set forth:

         THEREFORE, in consideration of the premises, it is hereby agreed between the parties hereto as follows:

         1. Lessee agrees to pay the Company, as rent the sum of Two Thousand Five Hundred Dollars and no/100 ($2500) which shall be billed by the Company in advance on the first effective date of this Agreement and on the same date of every year thereafter, subject to revision at anniversary date.

         2. The Company shall bear the cost and expense of all maintenance of that part of said track maintenance shall include any and all repairs, additions, betterments and the removal of snow, ice, vegetation or any other obstructions therefrom. The necessity of such maintenance shall be determined by the Company. Also, the Company shall determine who (being Company and/or contract forces) shall do said maintenance.

         3. It is agreed by the Lessee, the said track shall be used and occupied as a site for storage, loading, and/or unloading of cars containing soybeans, soybean meal and oil with the use of whatever devices necessary, and the Lessee forever indemnifies the Company against and agrees to save it harmless from any and all liability whatsoever for loss and damage to any property whatsoever, and injury to or death of any person or persons whomsoever, including all cost and expenses incident thereto, however, arising from or in connection with the existence, construction maintenance, repair, renewal, or reconstruction, operation, use or removal of equipment or any unit thereof, or any defect therein or failure thereof, or the failure of the Lessee or its' employees or agents to abide by or comply with any of the provisions of this Lease.

         4. All cars delivered to Lessee on said track shall be deemed to have been delivered as soon as the car or cars have been placed on said track and detached from the

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                  engine or train by which it is moved. The Lessee agrees to assume all risk, responsibility and liability for costs or rerailing or loss or damage to said cars, from any cause whatsoever, from the time of delivery of said cars until said cars are attached to engine or train by which they are moved.

         5. Upon the expiration of any termination hereof, Lessee shall surrender the use and possession of said track to Company in as good condition as it is on the date hereof.

         6. This Lease shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         7. The Industry shall not place, or permit to be placed, or to remain, any equipment, material, structure, pole or other obstruction, or any excavation within 8.5 feet on straight track, or 9.5 feet on curved track, laterally of the center, or within 23 feet vertically from the top of the rail of said track.

         8. The Company shall have the right to use said track, or any extension thereof, for any and all purposes which do not unreasonably interfere with service to the Industry.

         9. The Industry shall be solely liable for all the consequences of its sole negligence; the Company shall be solely liable for all the consequences of its sole negligence; and both parties shall share equally all of the consequences of their joint or concurrent negligence.

         10. The Company shall have the right at its' option, to terminate this agreement discontinuing operation over said track, by giving thirty (30) days notice in writing to the Industry.

         11. The Industry shall not assign this Agreement, or any interest therein, without the written consent of the Company.

         12. The Industry agrees to move all railroad cars with on track equipment only.

         13.      Addendum:

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 17 day of September, 1996.

                                      DAKOTA, MINNESOTA & EASTERN
                                      RAILROAD CORPORATION

ATTEST:  /s/ Tim                      By:      /s/ Douglas G. Deberg
       --------------------              ---------------------------------------
        Office Engineer                        Chief Engineer

                                      SOUTH DAKOTA SOYBEAN PROCESSORS

ATTEST:  /s/ Connie Kelly             By:     /s/ Rodney Christianson
       ------------------                ---------------------------------------
              CFO                             CEO

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                  [Attached Drawing and Print Not Reproduced.]